Exhibit 10.21
WHEELING-PITTSBURGH CORPORATION
2003 MANAGEMENT STOCK INCENTIVE PLAN
As Amended and Restated Effective March 10, 2006

TABLE OF CONTENTS

1.	Purpose	1

2.	Definitions	1

3.	Term of the Plan	4

4.	Stock Subject to the Plan	4

5.	Administration	4

6.	Authorization and Eligibility	5

7.	Specific Terms of Awards	5

8.	Adjustment Provisions	11

9.	Settlement of Awards	13

10.	Reservation of Stock	15

11.	No Special Employment or Other Rights	15

12.	Nonexclusivity of the Plan	15

13.	Termination and Amendment of the Plan	15

14.	Notices and Other Communications	16

15.	Governing Law	16

WHEELING-PITTSBURGH CORPORATION
2003 MANAGEMENT STOCK INCENTIVE PLAN
As Amended and Restated Effective March 10, 2006
1. PURPOSE
This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options. The Plan was originally adopted and effective as of August 1, 2003. The Plan, as amended and restated, has been approved by the Board to be effective as of March 10, 2006 (the “Restated Effective Date”).
2. DEFINITIONS
As used in this Plan, the following terms shall have the following meanings:
     2.1. Accelerate, Accelerated, and Acceleration, when used with respect to an Option, means that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock or Stock Units, means that the Risk of Forfeiture otherwise applicable to the such Awards shall expire with respect to some or all of the shares underlying or otherwise issuable with respect to such Award then still otherwise subject to the Risk of Forfeiture.
     2.2. Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction.
     2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.
     2.4. Award means any grant or sale pursuant to the Plan of Options, Restricted Stock, Stock Grants or Stock Units.
     2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.
     2.6. Board means the Company’s Board of Directors.

     2.7. Change of Control means the occurrence of either of the following:
(a) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), other than the Company or an Affiliate, directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept, or
(b) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time that election or nomination was approved by the Board.
     2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
     2.9. Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
     2.10. Common Stock or Stock means common stock, par value $0.01 per share, of the Company.
     2.11. Company means Wheeling-Pittsburgh Corporation, a corporation organized under the laws of the State of Delaware.
     2.12. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) means:
(a) If the principal trading market for the Common Stock is a securities exchange or The Nasdaq National Market, the average of the closing prices of the Common Stock as reported on such exchange or The Nasdaq National Market, as applicable, for each of the five (5) business days immediately preceding the Determination Date; or
(b) If the Common Stock is principally traded over-the-counter, the average of the closing bid prices for each of the twenty (20) business days immediately preceding the Determination Date; or

(c) If there is no public market for the Common Stock, the fair market value thereof, as determined in good faith by the Committee.
     2.13. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
     2.14. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
     2.15. Nonstatutory Option means any Option that is not an Incentive Option.
     2.16. Option means an option to purchase shares of Common Stock.
     2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.
     2.18. Participant means any holder of an outstanding Award under the Plan.
     2.19. Plan means this 2003 Management Stock Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.
     2.20. Restricted Stock means a grant or sale of shares of Common Stock to a Participant subject to a Risk of Forfeiture.
     2.21. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Stock Units, during which the shares of Restricted Stock or Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.
     2.22. Risk of Forfeiture means a limitation on the right of the Participant to retain an Award, including a right in the Company to reacquire from the Participant any shares underlying or otherwise issuable with respect to such Award at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
     2.23. Stock Grant means the grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.
     2.24. Stock Unit Award means the grant of the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions as the Committee shall establish and otherwise in accordance with the terms of Section 7.4.
     2.25 Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
3. TERM OF THE PLAN
     Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the original effective date of the Plan. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.
4. STOCK SUBJECT TO THE PLAN
     At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 1,000,000 shares of Common Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock or Stock Units is forfeited by the recipient, the shares not purchased by the Optionee or forfeited by the recipient, as the case may be, shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
5. ADMINISTRATION
     The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.
     The Committee intends that all Options granted under the Plan not be considered to provide for the deferral of compensation under Section 409A of the Code and that any other Award that does provide for such deferral of compensation shall comply with the requirements of Section 409A of the Code and, accordingly, this Plan shall be so administered and construed. Further, the Committee may modify the Plan and any Award to the extent necessary to fulfill this intent.
6. AUTHORIZATION AND ELIGIBILITY
     The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of Common Stock subject to the Plan.
     Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.
7. SPECIFIC TERMS OF AWARDS
     7.1. Options.
(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.
(b) Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Fair Market Value of Common Stock on the Grant Date, or not less than 110% of the Fair Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.
(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.
(e) Termination of Association with the Company. Unless the Committee shall provide otherwise with respect to any Option, if the Optionee’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Optionee’s employer ceasing to be an Affiliate, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.
(f) Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Option may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

(g) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after grant of a Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of
(i) shares of Common Stock having a Fair Market Value equal to the exercise price of the shares to be purchased, or
(ii) the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved, provided however that such note shall provide that the Company shall not be required to maintain, extend or arrange credit for the Optionee if and when prohibited by applicable law.
If the Stock becomes traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.
(h) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.
(i) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
(j) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.
     7.2. Restricted Stock.
(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b) Issuance of Certificates. Each Participant receiving an Award, subject to subsection (c) below, shall be issued one or more stock certificates in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Wheeling-Pittsburgh Corporation 2003 Management Stock Incentive Plan and an Award Agreement entered into by the registered owner and the Wheeling-Pittsburgh Corporation. Copies of such Plan and Agreement are on file in the offices of the Company.
(c) Escrow of Shares. The Committee may require that the stock certificates evidencing             shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the             shares of Restricted Stock. At any time and from time to time, the Committee may permit or require the payment of any cash dividends otherwise due in respect of an Award of Restricted Stock to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock (at its then Fair Market Value) to the extent shares are available under Section 4.
(f) Termination of Association with the Company. Unless the Committee shall provide otherwise for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant’s employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
(g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
     7.3. Stock Grants. Stock Grants shall be awarded in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation and in such other circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.
     7.4. Stock Units.
(a) Awards of Stock Units. The Committee may grant Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions, restrictions or Risk of Forfeiture, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The terms of any Stock Unit Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.
(b) Settlement of Stock Units. Payments shall be made to Participants with respect to their Stock Unit Awards as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied. Payments to Participants with respect to Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market

Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.
(c) Stockholder Rights. Until the lapse of the Restriction Period or release of all Risks of Forfeiture or other restrictions applicable to a Stock Unit Award, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Stock Unit Award. Notwithstanding the foregoing, at any time and from time to time, the Committee may, with respect to any cash dividends otherwise payable with respect to the shares underlying a Stock Unit Award, permit or require the payment of such dividends to the Participant or the reinvestment of such dividends in additional Stock Units (at its then Fair Market Value) to the extent shares are available under Section 4.
(d) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.4 to the contrary, the Committee may, in its sole discretion, waive the Restriction Period and any other forfeiture conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Stock Unit Award) as the Committee shall deem appropriate.
(e) Termination of Association with the Company. Unless the Committee shall provide otherwise for any Stock Unit Award, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant’s employer ceasing to be an Affiliate during the Restriction Period, all Stock Units still subject to a Risk of Forfeiture with respect to such Award shall be forfeited; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
     7.5. Provisions Applicable to Performance-Based Awards. To the extent any Award granted under the Plan is subject to performance-based targets, goals or criteria with respect to vesting, payment or any other term or condition of such Award, such performance-based targets, goals or criteria may include such goals related to the performance of the Company or, where relevant, any one or more of its Affiliates or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. The performance targets established by the Committee may vary from Award to Award and need not be the same for each Participant receiving a particular type of Award at any given time or with respect to any particular

Restriction Period. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any performance goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such performance goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee.
     7.6 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.6 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.
8. ADJUSTMENT PROVISIONS
     8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the effective date of the Company’s Plan of Reorganization in 2003. If subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common
     Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.
     8.2. Treatment in the Event of an Acquisition.
     Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, an Acquisition, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (C) below) that are not exercisable in full at the time the Acquisition, such Acceleration to become effective at the time of the Acquisition, or at such time following the Acquisition that the employment, consultancy or directorship or other association of the applicable Optionee or Optionees terminates, or at such other time or times as the Committee shall determine; (B) the termination of any or all of the Company’s repurchase rights with respect to Restricted Stock Awards, such termination to become effective at the time of the Acquisition, or at such time following the Acquisition that the employment, consultancy, directorship or other association of the Participant or Participants that hold such Restricted Stock Awards terminates, or at such other time or times as the Committee shall determine; (C) the assumption of outstanding Options, or the substitution of outstanding Options with equivalent options, by the acquiring or succeeding corporation or entity (or an affiliate thereof); or (D) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (C) above) that remain outstanding at the time of the consummation of the Acquisition, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Acquisition and the Committee shall have given, or caused to be given, to all Optionees written notice of such potential termination at least five business days prior to the consummation of the Acquisition. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock. Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to an Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.
     8.3. Treatment in the Event of a Change of Control. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, upon the occurrence of a Change of Control, each outstanding Option not then exercisable in full and each Restricted Stock Award still then subject to a Risk of Forfeiture shall be automatically Accelerated. Notwithstanding the foregoing, with respect to any Award granted on or after the Restated Effective Date, the Committee shall have the discretion to establish in the applicable Award Agreement what, if any, effect a Change in Control would have on such Award.
     8.4. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.
     8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.
9. SETTLEMENT OF AWARDS
     9.1. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or
(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
     The Company shall make all reasonable efforts to bring about the occurrence of said events.
     9.2. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
     9.3. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     9.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.4, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
     9.5. Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 in addition to any other applicable restriction under the Plan and the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     9.6. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, or when a Risk of Forfeiture lapses with respect to any Restricted Stock granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.
10. RESERVATION OF STOCK
     The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
11. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS
     Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
12. NONEXCLUSIVITY OF THE PLAN
     Neither the adoption of the Plan by the Board nor, if any, the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
13. TERMINATION AND AMENDMENT OF THE PLAN
     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.
     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14. NOTICES AND OTHER COMMUNICATIONS
     Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
15. GOVERNING LAW
     The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.